Exhibit 10.4

AMENDED AND RESTATED INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS AMENDED AND RESTATED INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (the “Agreement”), is made as of September 30, 2015 (the “Effective Date”), by and among Elevate Decision Sciences, LLC, a Delaware limited liability company (“EDS” or “Assignor”), and Elevate Credit, Inc., a Delaware Corporation (“Elevate Credit”, together with EDS, the “Elevate Parties”); and TC Decision Sciences, LLC, a Delaware limited liability company (“TCDS” or “Assignee”) and Think Finance, Inc., a Delaware corporation (“Think Finance”, together with TCDS, the “Think Parties”) (hereinafter referred to collectively as the “Parties” and individually as a “Party”).

Recitals

A. Think Finance and Elevate Credit entered into that certain Separation and Distribution Agreement, dated May 1, 2014 (the “Spin-Out Agreement”) under which Think Finance assigned all of its right, title, and interest in and to certain assets and intellectual property rights to Elevate Credit which were intended to include without limitation the IQ Platform Software and the Underwriting Analytics (the “Spin Out”);

B. EDS is a wholly owned subsidiary of Elevate Credit, and TCDS is a wholly owned subsidiary of Think Finance;

C. The Parties desire to confirm the assignment and transfer to Elevate Credit of the foregoing assets and associated intellectual property rights;

D. EDS and TCDS entered into that certain Intellectual Property Assignment, dated January 1, 2015 (“Assignment Agreement”), under which EDS assigned TCDS an undivided co-ownership interest in certain of the assets and associated intellectual property rights that had been assigned to EDS under the Spin-Out Agreement, including certain subsequent developments of such assets;

E. The Parties desire to confirm their respective co-ownership interest in certain assets and associated intellectual property rights and to clarify their respective rights to certain Technology and Intellectual Property Rights;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Agreement

1.	Certain Definitions.

1.1 “Confidential Information” means the confidential and proprietary information within the Co-Owned Subject Matter.

1.2 “Co-Owned Subject Matter” means the IQ Platform Software and Underwriting Analytics and all Intellectual Property Rights in and to the foregoing, but excluding any Marks. For clarity, the Co-Owned Subject Matter does not include (i) any Technology used in connection with, or related to, the business of either of the Elevate Parties which was developed outside the United States of America, (ii) any Technology developed by any Party after the closing of the Spin Out (except with respect to IQ Platform Software developed between the closing of the Spin Out and January 1, 2015), or (iii) any third party materials.

1.3 “Documentation” means any instruction manuals or other materials, and on-line help files, regarding the use of the Co-Owned Subject Matter.

1.4 “Intellectual Property Rights” means any and all rights worldwide (whether statutory, common law or otherwise) relating to, arising from, or associated with any Technology, including rights in and to: (i) patents and patent applications; (ii) Works of Authorship, industrial design and databases, including copyrights; (iii) domain names, trademarks, logos and other indicia of origin, together with the goodwill associated with any of the foregoing (“Marks”); (iv) Trade Secrets, including rights to limit the use or disclosure of Trade Secrets; and (v) any domestic and foreign registrations and applications for, and any rights equivalent or similar to, any of the foregoing (including all divisions, continuations, continuations-in-part, reexaminations, substitutions, reissues, extensions and renewals of such applications and registrations, and the right to apply for any of the foregoing).

1.5 “IQ Platform Software” means the Software and Technology platform used by any or all of the Think Parties and/or the Elevate Parties to evaluate, process, and service loans, as the foregoing existed as of January 1, 2015.

1.6 “Software” means all (i) computer programs and other software, including firmware and microcode, and including software implementations of algorithms, models and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof; (ii) computerized databases and other computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collections; (iii) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons related to any of the foregoing; (iv) descriptions, flow-charts, architectures, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (v) all documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing.

1.7 “Spin Out” has the meaning set forth in the recitals hereto.

1.8 “Spin-Out Agreement” has the meaning set forth in the recitals hereto.

1.9 “Technology” means any and all (i) technology, formulae, algorithms, procedures, processes, methods, techniques, know-how, ideas, creations, inventions, discoveries and improvements (whether patentable or unpatentable and whether or not reduced to practice); (ii) technical, engineering, manufacturing, product and other information and materials; (iii) specifications, designs, models, devices, prototypes, schematics and development tools; (iv)

Software, websites, content, graphs, drawings, reports, analyses, writings and other works of authorship and copyrightable subject matter (“Works of Authorship”); (v) databases; (vi) information and materials not generally known to the public, including trade secrets and other confidential and proprietary information (“Trade Secrets”); and (vii) tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed in this Agreement.

1.10 “Underwriting Analytics” means the risk scores, risk analytics and loan application processing information and related Technology owned by a Think Party or an Elevate Party as of the closing of the Spin Out, as such information or Technology existed as of the date of the closing of the Spin Out.

2.	Assignment of Co-Ownership Interest; License Grant.

2.1 Assignment to EDS. To the extent that the Think Parties have any right, title or interest in or to the Co-Owned Subject Matter, the Think Parties hereby assign and transfer to EDS an undivided co-ownership interest in the Co-Owned Subject Matter and all Intellectual Property Rights embodied in the Co-Owned Subject Matter.

2.2 Assignment to TCDS. To the extent that the Elevate Parties have any right, title or interest in or to the Co-Owned Subject Matter, the Elevate Parties hereby assign and transfer to TCDS an undivided co-ownership interest in the Co-Owned Subject Matter and all Intellectual Property Rights embodied in the Co-Owned Subject Matter.

2.3 No Duty to Account. EDS and each other Elevate Party and TCDS and each other Think Party shall have an unrestricted right to make any use of the Co-Owned Subject Matter (including the right to grant non-exclusive licenses to the Co-Owned Subject Matter to any third party) and shall not have any obligation of any kind to account to the other party or obtain consent of the other party to grant nonexclusive licenses to the Co-Owned Subject Matter (subject to compliance with Section 7 below). Notwithstanding the foregoing, each Party’s exportation or re-exportation of the Co-Owned Subject Matter outside the United States of America and its territories and possessions will be in compliance with applicable export control laws.

2.4 Further Assurances. Each of EDS and TCDS agree to assist the other Party, or its respective designee, at its expense, in every proper way to secure their, or their respective designee’s, rights including Intellectual Property Rights in the Co-Owned Subject Matter in any and all countries. Without limiting the foregoing, the Parties agree to have executed and file with the United States Copyright Office this Agreement.

3.     Ownership. The Parties acknowledge and agree that no rights in or to any Marks were transferred under the Assignment Agreement. The Think Parties further acknowledge and agree that all Software, Technology and Intellectual Property Rights regarding the Sunny products or that were created outside of the United States prior to the Spin Out were assigned to Elevate under the Spin-Out Agreement. Except as expressly set forth herein, each of the Parties retain all of their respective right, title and interest in and to the Software, Technology, Documentation and any enhancements and modifications thereto including, without limitation, all proprietary and intellectual property rights associated therewith or incorporated therein. None of the Parties shall have any obligation to grant any rights to any of the other Parties with respect to any enhancements or modifications to the Co-Owned Subject Matter.

4.	Assignment Fee.

4.1 Fee. The Parties acknowledge that TCDS has paid to EDS the amounts specified in Exhibit A (“Assignment Fees”) in consideration for the prior grant of rights under the Assignment Agreement.

5.     Maintenance and Support. Neither Party shall have any obligation to provide any maintenance or support to the other Party with respect to the Co-Owned Subject Matter.

6.	Limited Warranties; Limitations of Liability.

6.1 Authority. Each Party represents and warrants that it has the full power and authority to enter into this Agreement and to perform its obligations hereunder, and that the performance of such obligations will not conflict with or result in a breach of any agreement to which such Party is a party or is otherwise bound.

6.2 No Patents. As of the Effective Date, other than abandoned US Patent Application No. 11/275,121 titled “Automated Short Term Loans,” no Party has filed nor owns or controls any patent application or issued patent that covers the Co-Owned Subject Matter, where “control” means having the right to grant the rights set forth herein without payment of royalties or other consideration to third parties.

6.3 Ownership and Title. Each Party represents and warrants that, as of the Effective Date, such Party has not transferred any rights in or to the Co-Owned Subject Matter to any third party, and such Party has the unrestricted right to grant any and all rights granted under this Agreement free and clear of any encumbrances, liens, registrations or claims of any nature.

6.4 No Other Warranty. THE CO-OWNED SUBJECT MATTER IS ASSIGNED TO EACH PARTY BY THE OTHER PARTY EXCLUSIVELY ON AN “AS IS” BASIS WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND. THE PARTY MAKING SUCH ASSIGNMENT SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONTINUOUS OPERATION, QUALITY, AND ACCURACY.

6.5 Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY EXEMPLARY, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE FURNISHING, PERFORMANCE OR USE OF THE CO-OWNED SUBJECT MATTER WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUBJECT TO THE NEXT SENTENCE, THE LIABILITY OF EITHER PARTY TO THE OTHER UNDER THIS AGREEMENT WILL NOT, IN ANY EVENT, EXCEED $2,000. THE EXCLUSIONS AND LIMITATIONS SET FORTH IN THIS SECTION 6.5 SHALL NOT APPLY TO ANY

BREACH OF SECTION 7 BY EITHER PARTY, OR EITHER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF EITHER PARTY, OR EITHER PARTY’S INDEMNIFICATION OBLIGATIONS. THIS SECTION 6 ALLOCATES RISKS UNDER THIS AGREEMENT BETWEEN THE PARTIES AND ASSIGNOR’S PRICING REFLECTS THIS ALLOCATION OF RISKS AND LIMITATION OF LIABILITY. THE FOREGOING LIMITATIONS WILL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

6.6 Third Party Software. To the extent any third-party software is incorporated in or required by the Co-Owned Subject Matter, each Party shall be responsible for obtaining its own licenses for such software.

7.	Confidential Information; Injunctive Relief.

7.1 Non-Use and Non-Disclosure. Each Party shall exercise due care in protecting all Confidential Information from unauthorized use or disclosure. However, neither Party bears any responsibility for safeguarding information that is publicly available, already in its possession and not subject to a confidentiality obligation, obtained by the other Party from third parties without restrictions on disclosure, independently developed by either Party without reference to Confidential Information, or required to be disclosed by order of a court or other governmental entity provided that the respective Party, if lawful, provides written notice to the other Party of such required disclosure.

8.	Miscellaneous.

8.1 Joint and Several Liability. The Think Parties shall be jointly and severally liable to each of the Elevate Parties, and the Elevate Parties shall be jointly and severally liable to each of the Think Parties. Think Finance guarantees the performance of TCDS hereunder, and Elevate Credit guarantees the performance of EDS hereunder.

8.2 Assignment. Neither Party may assign this Agreement without the other Party’s prior written consent, provided, however, that each Party may assign this Agreement without the other Parties’ prior written consent to any entity that acquires all or substantially all of the business or assets of such Party, whether by merger, reorganization, acquisition, sale or otherwise. Any assignment made in conflict with this provision shall be void, and this Agreement shall benefit and bind the permitted successors and assigns of the Parties. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the Parties, their respective successors and permitted assigns.

8.3 Notices. All notices pursuant hereto shall be in writing and shall be deemed to have been properly given, served and received (a) if delivered by messenger, when delivered, (b) if mailed, on the third (3rd) business day after deposit in the United States mail certified, postage prepaid, return receipt requested, (c) if by facsimile or e-mail, upon sender’s transmission or (d) if delivered by reputable overnight express courier, freight prepaid, the next business day after delivery to such courier. Notices shall be addressed to the Parties as set forth below:

If to Assignee or Think Finance:

TC Decision Sciences, LLC

4150 International Plaza, Suite 400

Fort Worth, Texas 76109

Attention:	Chief Financial Officer
E-Mail:	nvitagliano@thinkfinance.com

If to Assignor or Elevate Credit:

Elevate Decision Sciences, LLC

4150 International Plaza, Suite 300

Fort Worth, Texas 76109

Attention:	Chief Executive Officer
E-Mail:	krees@elevate.com

Either Party may change its addresses for notice by serving written notice upon the other Party.

8.4 Waiver. Any waiver of the provisions of this Agreement or of a Party’s rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a Party to enforce the provisions of this Agreement or its rights or remedies at any time, will not be construed and will not be deemed to be a waiver of such Party’s rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such Party’s right to take subsequent action.

8.5 Severability. If any term, condition, or provision in this Agreement is found to be invalid, unlawful or unenforceable to any extent, the Parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the Parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

8.6 Integration. This Agreement (including the Exhibits hereto contains the entire agreement of the Parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, under-standings and agreements, either oral or written, between the Parties with respect to said subject matter. This Agreement may not be amended, except by a writing signed by both Parties and in a form specifically referencing the modified provisions of this Agreement.

8.7 Relationship of Parties. Each Party is an independent contractor and nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other.

8.8 Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

8.9 Dispute Resolution. If either Party believes that the other Party has breached this Agreement, or in the event of any dispute hereunder including, but not limited to, any dispute over the interpretation of the terms and conditions hereof, the following procedures shall be invoked:

(a) The goal of the Parties shall be to resolve all disputes amicably and voluntarily whenever possible. The Party asserting breach or seeking an interpretation of this Agreement first shall deliver written notice on the other Party. The notice shall identify the specific Agreement provision alleged to have been violated or in dispute and shall specify in detail the asserting Party’s contention and any factual basis for the claim. Representatives of the Parties shall meet within thirty (30) days of receipt of notice in an effort to resolve the dispute.

(b) Either Party may refer a dispute arising under this Agreement to arbitration under the rules of the American Arbitration Association (“AAA”), and any award arising out of such arbitration shall be enforceable in any federal district court. The remedies available through arbitration are limited to enforcement of the provisions of this Agreement. The Parties consent to the jurisdiction of such arbitration forum. One (1) arbitrator shall be chosen by the Parties from a list of qualified arbitrators to be provided by the AAA. If the Parties cannot agree on an arbitrator within ten (10) business days, then the arbitrator shall be named by the AAA. The expenses of arbitration shall be borne equally by the Parties. The arbitrator shall apply laws of the State of Delaware as well as the Federal Rules of Civil Procedure.

8.10 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. Signatures received by facsimile, PDF file or other electronic format shall be deemed to be original signatures.

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IN WITNESS WHEREOF, duly authorized representatives of each of the Parties has executed this Agreement as of the Effective Date.

Assignee:		Assignor:

TC Decision Sciences, LLC		Elevate Decision Sciences, LLC

By:	/s/ Nina Vitagliano	By:	/s/ Kenneth Rees
Name:	Nina Vitagliano	Name:	Kenneth Rees
Title:	Chief Financial Officer	Title:	Chief Executive Officer

ELEVATE CREDIT, INC.		THINK FINANCE, INC.

By:	/s/ Kenneth Rees	By:	/s/ Nina Vitagliano
Name:	Kenneth Rees	Name:	Nina Vitagliano
Title:	Chief Executive Officer	Title:	Chief Financial Officer

EXHIBIT A

FEES PAID

Assignment Fee:

Assignee has paid Assignor an Assignment Fee of twenty-five thousand dollars ($25,000). Such amount was paid by Assignee within ten (10) business days of Assignee’s receipt of the Software as released as of the Effective Date of the Spin-Out Agreement.

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